Exhibit 10.2

CUSTODY AGREEMENT

dated as of November 2, 2022
by and between

Stellus Capital SBIC LP

(“Company”)
and

FROST BANK, a Texas state bank

(“Custodian”)

i

THIS CUSTODY AGREEMENT (this “Agreement”) is dated as of October 18, 2022 and is by and between Stellus Capital SBIC LP_ (and any successor or permitted assign, the “Company”), a Delaware LP having its registered office at 4400 Posts Oak Parkway, Suite 2200, Houston TX, 77027, and FROST BANK (or any successor or permitted assign acting as custodian hereunder, the “Custodian”), a Texas state bank.

RECITALS

WHEREAS, the Company is a wholly owned subsidiary of a closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Company desires to retain Frost Bank to act as custodian for the Company;

WHEREAS, the Company desires that the Company’s cash be held and administered by the Custodian pursuant to this Agreement in compliance with Section 17(f) of the 1940 Act; and

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.	DEFINITIONS

1.1Defined Terms. In addition to terms expressly defined elsewhere herein, the following words shall have the following meanings as used in this Agreement:

“Account” or “Accounts” means the Cash Account.

“Agreement” means this Custody Agreement (as the same may be amended from time to time in accordance with the terms hereof).

“Authorized Person” has the meaning set forth in Section 5.3.

“Business Day” means any day that is not Saturday or Sunday and is not a legal holiday or a day in which banking institutions generally are authorized or obligated by law or regulation to remain closed in the State of Texas, or the city in which the Custodian is located.

“Cash Account” or “Cash Accounts” means the segregated accounts to be established at Frost Bank to which the Company shall deposit and in which Custodian shall hold any cash received by it from time to time from the Company, as applicable, which accounts shall be designated the “SBIC I Operating _ Account” and the “_SBIC I Money Market_ Account”.

“Company” means Stellus Capital SBIC LP__, its successors or permitted assigns.

“Confidential Information” means any databases, computer programs, screen formats, screen designs, report formats, interactive design techniques, and other similar or related information that may be furnished to the Company by the Custodian from time to time pursuant to this Agreement.

“Custodian” has the meaning set forth in the first paragraph of this Agreement.

“Eligible Investment” means any investment that at the time of its acquisition is one or more of the following:

(a)	United States government and agency obligations;
(b)

commercial paper having a rating assigned to such commercial paper by Standard & Poor’s Rating Services or Moody’s Investor Service, Inc. (or, if neither such organization shall rate such commercial paper at such time, by any nationally recognized rating organization in the United States of America) equal to one of the two highest ratings assigned by such organization, it being understood that as of the date hereof such ratings by Standard & Poor’s Rating Services are “A1+” and “A1” and such ratings by Moody’s Investor Service, Inc. are “P1” and “P2”;

(c)	interest bearing deposits in United States dollars in United States banks with an unrestricted surplus of at least U.S. $250,000,000, maturing within one year; and
(d)	money market funds (including funds of the bank serving as Custodian or its affiliates) or United States government securities funds designed to maintain a fixed share price and high liquidity.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof) unincorporated organization, or any government or agency or political subdivision thereof.

“Proper Instructions” means instructions received by the Custodian in form acceptable to it, from the Company, or any Person duly authorized by the Company in any of the following forms acceptable to the Custodian:

(a)in writing signed by the Authorized Person (whether by manual, facsimile, PDF or other electronic signature);

(b)by electronic mail from an Authorized Person;

(c)in a communication utilizing access codes effected between electro mechanical or electronic devices; or

(d)such other means as may be agreed in writing upon from time to time by the Custodian and the party giving such instructions, including oral instructions.

1.2Construction. In this Agreement unless the contrary intention appears:

(a)	any reference to this Agreement or another agreement or instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;
(b)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;
(c)	any term defined in the singular form may be used in, and shall include, the plural with the same meaning, and vice versa;
(d)	a reference to a Person includes a reference to the Person’s executors, successors and permitted assigns;
(e)	an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally;
(f)	an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally;
(g)	a reference to the term “including” means “including, without limitation,”
(h)

a reference to any accounting term is to be interpreted in accordance with generally accepted principles and practices in the United States, consistently applied, unless otherwise instructed by the Company; and

(i)

any reference to “execute”, “executed”, “sign”, “signed”, “signature” or any other like term hereunder shall include execution by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act (“E-SIGN”) or the Texas Uniform Electronic Transactions Act (“TUETA”), which includes any electronic signature provided using Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Custodian), except to the extent the Custodian requests otherwise. Any such electronic signatures shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder.

1.3 Headings. Headings are inserted for convenience and do not affect the interpretation of this Agreement.

2.	APPOINTMENT OF CUSTODIAN

2.1 Appointment and Acceptance.

(a)

The Company hereby appoints the Custodian as custodian of certain cash owned by the Company and delivered to the Custodian (or Frost Bank on its behalf) from time to time during the period of this Agreement, on the terms and conditions set forth in this Agreement (which shall include any addendum hereto which is hereby incorporated herein and made a part of this Agreement), and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement with respect to it subject to and in accordance with the provisions hereof. Any Account may contain any number of sub-accounts for the convenience of the Custodian or as required by the Company for convenience in administering such Account.

2.2Instructions. The Company agrees that it shall from time to time provide, or cause to be provided, to the Custodian all necessary instructions and information, and shall respond promptly to all inquiries and requests of the Custodian, as may reasonably be necessary to enable the Custodian to perform its duties hereunder.

2.3Company Responsible For Directions. The Company is solely responsible for directing the Custodian with respect to deposits to, withdrawals from and transfers to or from the Account. Without limiting the generality of the foregoing, the Custodian has no responsibility for the Company’s compliance with the 1940 Act, any restrictions, covenants, limitations or obligations to which the Company may be subject or for which it may have obligations to third-parties in respect of the Account, and the Custodian shall have no liability for the application of any funds made at the direction of the Company. The Company shall be solely responsible for properly instructing all applicable payors to make all appropriate payments to the Custodian (or Frost Bank on its behalf) for deposit to the Account, and for properly instructing the Custodian with respect to the allocation or application of all such deposits.

3.	DUTIES OF CUSTODIAN

3.1Accounts. The Company directs the Custodian to open and maintain the Cash Accounts as a segregated account in the name of the Company, subject only to order of the Custodian, to which the Custodian (or Frost Bank on the Custodian’s behalf) shall deposit and hold any cash received by it from time to time from the Company. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such cash except pursuant to the direction of the Company under terms of the Agreement.

3.2Delivery of Cash to Custodian. The Company shall deliver, or cause to be delivered, to the Custodian (or Frost Bank on its behalf) certain of the Company’s cash, including but not limited to cash owned by the Company at any time during the period of this Agreement. The Custodian shall not be responsible for such cash until actually delivered to, and received by it.

3.3Bank Accounts, and Management of Cash

(a)

Cash received by the Custodian (or Frost Bank on its behalf) from time to time shall be credited to the Cash Account. All amounts credited to the Cash Account shall be subject to clearance and receipt of final payment by the Custodian or Frost Bank on its behalf.

(b)

Amounts held in the Cash Account from time to time may be invested in Eligible Investments pursuant to specific written Proper Instructions (which may be standing instructions) received by the Custodian from two Authorized Persons acting on behalf of the Company. Such investments shall be subject to availability and the Custodian’s then applicable transaction charges (which shall be at the Company’s expense). The Custodian shall have no liability for any loss incurred on any such investment. Absent receipt of such written instruction from the Company, the Custodian shall have no obligation to invest (or otherwise pay interest on) amounts on deposit in the Cash Account. In no instance will the Custodian have any obligation to provide investment advice to the Company. Any earnings from such investment of amounts held in the Cash Account, from time to time (collectively, “Reinvestment Earnings”) shall be redeposited in the Cash Account (and may be reinvested at the written direction of the Company).

(c)

The Company acknowledges that cash deposited with any bank (including the bank acting as Custodian and Frost Bank) may make a margin or generate banking income for which such bank shall not be required to account to the Company.

(d)	The Custodian shall be authorized to open such additional accounts as may be necessary or convenient for administration of its duties hereunder, with notice to be provided to the Company.

3.4Payment of Moneys.

Upon receipt of Proper Instructions, which may be standing instructions, the Custodian shall cause Frost Bank to pay out from the respective Cash Account designated by the Company (or remit to its agents or its sub-custodians, and direct them to pay out) moneys of the Company on deposit therein for any other purpose directed by the Company, but only upon receipt of Proper Instructions specifying the amount of such payment, and naming the Person or Persons to whom such payment is to be made.

(a)

At any time or times, the Custodian shall be entitled to pay (i) itself from the Cash Account, whether or not in receipt of express direction or instruction from the Company, any amounts due and payable to it pursuant to Section 6 hereof, and (ii) as otherwise permitted under this Agreement, provided, however, that in each case (i) the Custodian shall have first invoiced or billed the Company for such amounts and the Company shall have failed to pay such amounts within thirty (30) days after the date of such invoice or bill, and (i) all such payments shall be regularly accounted for to the Company.

3.5Records. The Custodian shall create and maintain complete and accurate records relating to its activities under this Agreement with respect to the cash held for the Company under this Agreement, as required by Section 31 of the 1940 Act, and Rules 31a-1 and 32a-2 thereunder. To the extent that the Custodian, in its sole opinion, is able to do so, the Custodian shall provide assistance to the Company (at the Company’s reasonable request made from time to time) by providing sub-certifications regarding certain of its services performed hereunder to the Company in connection with the Company’s certification requirements pursuant to the Sarbanes-Oxley Act of 2002, as amended. All such records shall be the property of the Company and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Company (including its independent public accountants) and employees and agents of the Securities and Exchange Commission, upon reasonable request and at least five Business Days’ prior written notice and at the Company’s expense.

4.	REPORTING

Upon the Company’s written request, the Custodian shall provide to the Company a monthly report of (i) all deposits to and withdrawals from the Cash Account during the month, and the outstanding balance (as of the last day of the preceding monthly report and as of the last day of the subject month) and (ii) such other matters as the parties may agree from time to time.

5.	CERTAIN GENERAL TERMS

5.1Resolution of Discrepancies. In the event of any discrepancy between the information set forth in any report provided by the Custodian to the Company and any information contained in the books or records of the Company, the Company shall promptly notify the Custodian thereof and the parties shall cooperate to diligently resolve the discrepancy.

5.2Improper Instructions. Notwithstanding anything herein to the contrary, the Custodian shall not be obligated to take any action (or forebear from taking any action), which it reasonably determines (at its sole option) to be contrary to the terms of this Agreement or applicable law. In no instance shall the Custodian be obligated to provide services on any day that is not a Business Day.

5.3Proper Instructions

(a)

The Company will give a notice to the Custodian, in form acceptable to the Custodian, specifying the names and specimen signatures (whether manual, facsimile, PDF or other electronic signature) of persons authorized to give Proper Instructions (collectively, “Authorized Persons” and each is an “Authorized Person”) which notice shall be signed (whether manual, facsimile, PDF or other electronic signature) by an Authorized Person previously certified to the

Custodian. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives written notice from an Authorized Person of the Company to the contrary. The initial Authorized Persons are set forth on Schedule A attached hereto and made a part hereof (as such Schedule A may be modified from time to time by written notice from the Company to the Custodian). The Custodian shall be entitled to accept and act upon Proper Instructions sent by unsecured email, facsimile transmission or other similar unsecured electronic methods. If such person on behalf of the Company elects to give the Custodian email or facsimile instructions (or instructions by a similar electronic method) and the Custodian in its discretion elects to act upon such instructions, the Custodian’s reasonable understanding of such instructions shall be deemed controlling. The Custodian shall not be liable for any losses, costs or expenses arising directly or indirectly from the Custodian’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Custodian, including without limitation the risk of the Custodian acting on unauthorized instructions, and the risk of interception and misuse by third parties (except, in each case, to the extent due to the Custodian’s bad faith, willful misconduct or gross negligence, as applicable), and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(b)

The Custodian shall have no responsibility or liability to the Company (or any other person or entity), and shall be indemnified and held harmless by the Company, in the event that a subsequent written confirmation of an oral instruction fails to conform to the oral instructions received by the Custodian. The Custodian shall not have an obligation to act in accordance with purported instructions to the extent that they conflict with applicable law or regulations, local market practice or the Custodian’s operating policies and practices. The Custodian shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions.

5.4Actions Permitted Without Express Authority. The Custodian may, at its discretion, without express authority from the Company:

(a)

make payments to itself as described in or pursuant to Section 3.4, provided that (i) the Custodian shall have first invoiced or billed the Company for such amounts and the Company shall have failed to pay such amounts within thirty (30) days after the date of such invoice or bill, and (ii) all such payments shall be regularly accounted for to the Company; and

(b)	endorse for collection cheques, drafts and other negotiable instruments.

5.5Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate, instrument, electronic communication or paper reasonably believed by it to be genuine and to have been properly executed (whether manual, facsimile, PDF or other electronic signature) or otherwise given by or on behalf of the Company by an Authorized Person. The Custodian may receive and accept a certificate signed (whether manual, facsimile, PDF or other electronic signature) by any Authorized Person as conclusive evidence of:

(a)	the authority of any person to act in accordance with such certificate; or
(b)	any determination or of any action by the Company as described in such certificate,

and such certificate may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary from an Authorized Person of the Company.

5.6Receipt of Communications. Any communication received by the Custodian on a day which is not a Business Day or after 1:30 p.m., San Antonio, Texas time (or such other time as is agreed by the Company and the Custodian from time to time), on a Business Day will be deemed to have been received on the next Business Day (but in the case of communications so received after 1:30 p.m. San Antonio, Texas time, on a Business Day the Custodian will use reasonable efforts to process such communications as soon as possible after receipt).

6.	COMPENSATION OF CUSTODIAN

6.1Fees. The Custodian shall be entitled to compensation for its services in accordance with the terms of that certain fee letter agreement dated November 2, 2022 between the Company and the Custodian.

6.2Expenses. The Company agrees to pay or reimburse to the Custodian upon its request from time to time all costs, disbursements, advances, and expenses (including reasonable fees and expenses of legal counsel) incurred, and any disbursements and advances made (including any account overdraft resulting from any settlement or assumed settlement, provisional credit, chargeback, returned deposit item, reclaimed payment or claw-back, or the like), in connection with the preparation or execution of this Agreement, or in connection with the transactions contemplated hereby or the administration of this Agreement or performance by the Custodian, as applicable, of its duties and services under this Agreement, from time to time (including costs and expenses of any action deemed necessary by the Custodian to collect any amounts owing to it under this Agreement).

7.	RESPONSIBILITY OF CUSTODIAN

7.1General Duties. The Custodian shall have no duties, obligations or responsibilities under this Agreement except for such duties as are expressly and specifically set forth in this Agreement, and the duties and obligations of the Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodian.

7.2Instructions

(a)

The Custodian shall be entitled to refrain from taking any action unless it has such instruction (in the form of Proper Instructions) from the Company as it reasonably deems necessary, and shall be entitled to require, upon notice to the Company, that Proper Instructions to it be in writing. The Custodian shall have no liability for any action (or forbearance from action) taken pursuant to the Proper Instruction of the Company.

(b)

Whenever the Custodian is entitled or required to receive or obtain any communications or information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it and otherwise in accordance with any applicable terms of this Agreement; and whenever any report or other information is required to be produced or distributed by the Custodian it shall be in form, content and medium reasonably acceptable to it and the Company, and otherwise in accordance with any applicable terms of this Agreement.

7.3General Standards of Care. Notwithstanding any terms herein contained to the contrary, the acceptance by the Custodian of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein):

(a)

The Custodian may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper, electronic communication or document furnished to it (including any of the foregoing provided to it by telecopier or electronic means), not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed (whether manual, facsimile, PDF or other electronic signature) or presented by the proper person (which in the case of any instruction from or on behalf of the Company shall be an Authorized Person); and the Custodian shall be entitled to presume the genuineness and due authority of any signature (whether manual, facsimile, PDF or other electronic signature) appearing thereon. The Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper, electronic communication or document, provided, however, that if the form thereof is specifically prescribed by the terms of this Agreement, the Custodian, as applicable, shall examine the same to determine whether it substantially conforms on its face to such requirements hereof.

(b)

Neither the Custodian nor any of their directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers or employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes gross negligence, willful misconduct or bad faith on its part and in breach of the terms of this Agreement. The Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Custodian shall not be under any obligation at any time to ascertain whether the Company is in compliance with the 1940 Act, the regulations thereunder, or the Company’s investment objectives and policies then in effect.

(c)

In no event shall the Custodian be liable for any indirect, incidental, special, punitive or consequential damages (including lost profits or diminution of value) whether or not it has been advised of the likelihood of such damages.

(d)

The Custodian may consult with, and obtain advice from, legal counsel selected in good faith with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the written opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Custodian in good faith in accordance with the opinion and directions of such counsel; the reasonable cost of such services shall be reimbursed pursuant to Section 6.2 above.

(e)

The Custodian shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer working in its Trust group and charged with responsibility for administering this Agreement or unless (and then only to the extent received) in writing by the Custodian at the applicable address(es) as set forth in Section 13 and specifically referencing this Agreement.

(f)

No provision of this Agreement shall require the Custodian to expend or risk its own funds, or to take any action (or forbear from action) hereunder which might in its judgment involve any expense or any financial or other liability unless it shall be furnished with acceptable indemnification. Nothing herein shall obligate the Custodian to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Company or on its own behalf or otherwise, with respect to any matter arising hereunder, or relating to this Agreement or the services contemplated hereby.

(g)	The permissive rights of the Custodian to take any action hereunder shall not be construed as duty.

(h)

The Custodian may act or exercise its duties or powers hereunder through agents (including for the avoidance of doubt, sub-custodians) or attorneys, and the Custodian, as applicable, shall not be liable or responsible for the actions or omissions of any such agent or attorney appointed and maintained with reasonable due care.

(i)	All indemnifications contained in this Agreement in favor of the Custodian shall survive the termination of this Agreement or earlier resignation of the Custodian, as applicable.

7.4Indemnification; Custodian’s Lien.

(a)

The Company shall and does hereby indemnify and hold harmless the Custodian and its officers, directors, employees, attorneys, agents, advisors, successors and assigns (collectively, the “Indemnified Persons” and each an “Indemnified Person”) for and from any and all costs and expenses (including reasonable fees and expenses), and any and all losses, damages, claims and liabilities, that may arise, be brought against or incurred by an Indemnified Person, whether brought by or involving any third party or the Company, and any advances or disbursements made by an Indemnified Person (including in respect of any Account overdraft, returned deposit item, chargeback, provisional credit, settlement or assumed settlement, reclaimed payment, claw-back or the like), as a result of, relating to, or arising out of this Agreement, or the administration or performance of the duties of the Custodian hereunder, or the enforcement of any provision of this Agreement, including indemnification obligations, or the relationship between the Company and the Custodian created hereby, other than such liabilities, losses, damages, claims, costs and expenses as are directly caused by the Custodian’s, as applicable, own actions constituting bad faith, gross negligence or willful misconduct.

(b)

If the Company requires the Custodian, its affiliates, subsidiaries or agents, to advance cash for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own gross negligent action, grossly negligent failure to act or willful misconduct, or if the Company fails to compensate or pay the Custodian pursuant to Section 6.2 or Section 7.4 hereof, any cash at any time held for the account of the Company shall be security therefor and should the Company fail to repay the Custodian promptly (or, if specified, within the time frame provided herein), the Custodian shall be entitled to utilize available cash to the extent necessary to obtain reimbursement.

7.5Force Majeure. Without prejudice to the generality of the foregoing, the Custodian shall not be liable to the Company for any damage or loss resulting from or caused by events or circumstances beyond the reasonable control of the Custodian, including nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts; errors by the Company (including any Authorized Person) in its instructions to the Custodian; or changes in applicable law, regulation or orders.

8.	SECURITY CODES

If the Custodian issues to the Company, security codes, passwords or test keys in order that it may verify that certain transmissions of information, including Proper Instructions, have been originated by the Company, the Company shall take all commercially reasonable steps to safeguard any security codes, passwords, test keys or other security devices which the Custodian shall make available.

9.	TAX LAW

9.1Domestic Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Company or the Custodian as custodian of the Company’s cash, by the tax law of the United States or any state or political subdivision thereof. The Custodian shall be kept indemnified by and be without liability to the Company for such obligations including taxes, (but excluding any income taxes assessable in respect of compensation paid to the Custodian pursuant to this Agreement) withholding, certification and reporting requirements, claims for exemption or refund, additions for late payment interest, penalties and other expenses (including legal expenses) that may be assessed against the Company, or the Custodian as custodian of the Company’s cash.

9.2Foreign Tax Law. It shall be the responsibility of the Company to notify the Custodian of the obligations imposed on the Company by the tax law of foreign (e.g., non-U.S.) jurisdictions, including responsibility for withholding and other taxes, assessments or other government charges, certifications and government reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to cooperate with the Company with respect to any claims for exemption or refund under the tax law of the jurisdictions for which the Company has provided such information.

10.	EFFECTIVE PERIOD AND TERMINATION

10.1Effective Date. This Agreement shall become effective as of its due execution (whether manual, facsimile, PDF or other electronic signature) and delivery by each of the parties. This Agreement shall continue in full force and effect until terminated as hereinafter provided. This Agreement may only be amended by mutual written agreement of the parties hereto. This Agreement may be terminated by the Custodian or the Company pursuant to Section 10.2.

10.2Termination. This Agreement shall terminate upon the earliest of (a) occurrence of the effective date of termination specified in any written notice of termination given by any party to the other parties not later than sixty (60) days prior to the effective date of termination specified therein, (b) such other date of termination as may be mutually agreed upon by the parties in writing.

10.3Resignation. The Custodian may at any time resign under this Agreement by giving not less than sixty (60) days’ advance written notice thereof to the Company. The Company may at any time remove the Custodian under this Agreement by giving not less than sixty (60) days’ advance written notice to the Custodian.

10.4Successor. Prior to the effective date of termination of this Agreement, or the effective date of the resignation or removal of the Custodian, as the case may be, the Company shall give Proper Instruction to the Custodian designating a successor Custodian, if applicable. The Custodian shall, upon receipt of Proper Instruction from the Company deliver directly to the successor Custodian all cash then owned by the Company and held by the Custodian as custodian, , provided that the Company shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. In addition, the Custodian shall, at the expense of the Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement (if such form differs from the form in which the Custodian has maintained the same, the Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement.

10.5Payment of Fees, etc. Upon termination of this Agreement or resignation of the Custodian, the Company shall pay to each of the Custodian such compensation, and shall likewise reimburse the Custodian for its costs, expenses and disbursements, as may be due as of the date of such termination or resignation (or removal, as the case may be). All indemnifications in favor of the Custodian under this Agreement shall survive the termination of this Agreement, or any resignation or removal of the Custodian, as applicable.

10.6Final Report. In the event of any resignation or removal of the Custodian, the Custodian shall provide to the Company a complete final report or data file transfer of any Confidential Information as of the date of such resignation or removal.

11.	REPRESENTATIONS AND WARRANTIES

11.1Representations of the Company. The Company represents and warrants to the Custodian that:

(a)

it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized, executed and delivered this Agreement so as to constitute its valid and binding obligation; and

(b)

in giving any instructions which purport to be “Proper Instructions” under this Agreement, the Company will act in accordance with the provisions of its organizational and operational documents and any applicable laws and regulations.

11.2Representations of the Custodian. The Custodian hereby represents and warrants to the Company that:

(a)	it is qualified to act as a custodian pursuant to Sections 17(f) and 26(a)(1) of the 1940 Act;
(b)	it has the power and authority to enter into and perform its obligations under this Agreement;
(c)	it has duly authorized and executed this Agreement so as to constitute its valid and binding obligations; and
(d)	it maintains business continuity policies and standards that include data file backup and recovery procedures that comply with all applicable regulatory requirements.
12.	PARTIES IN INTEREST; NO THIRD PARTY BENEFIT

This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties (other than successors and permitted assigns pursuant to Section 17).

13.	NOTICES

Any Proper Instructions shall be given to the following address (or such other address as either party may designate by written notice to the other party), and otherwise any notices, approvals and other communications hereunder shall be sufficient if made in writing and given to the parties at the following address (or such other address as either of them may subsequently designate by notice to the other), given by (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service, (iii) electronic mail or (iv) confirmed telecopier or telex, with a duplicate sent on the same day by first class mail, postage prepaid:

(a)	if to the Company or any Subsidiary, to

Stellus Capital SBIC LP

Attention: Victoria Garcia

Email: vgarcia@stelluscapital.com with a copy to

LoanOps@stelluscapital.com

Phone: 832-654-0299

(b)	if to the Custodian, to

Frost Bank

Attention: Ralph Ruske

Phone: 713-388-4650

E-mail: rruske@frostbank.com

14.	CHOICE OF LAW AND JURISDICTION

This Agreement shall be construed, and the provisions thereof interpreted under and in accordance with and governed by the laws of the State of Texas for all purposes (without regard to its choice of law provisions); except to the extent such laws are inconsistent with federal securities laws, including the 1940 Act, in which case such federal securities laws shall govern. All actions and proceedings relating to or arising from, directly or indirectly, this Agreement may be brought in Texas State or U.S. federal courts located within the City of San Antonio, State of Texas and the Company and the Custodian hereby submit to personal jurisdiction of such courts for such actions or proceedings. The Company and the Custodian each hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury and any objection to laying of venue in such courts on grounds of forum nonconveniens in respect of any claim based upon, arising out of or in connection with this Agreement. No actions or proceedings relating to or arising from, directly or indirectly, this Agreement shall be brought in a forum outside of the United States of America.

15.	ENTIRE AGREEMENT; COUNTERPARTS

15.1Complete Agreement. This Agreement constitutes the complete and exclusive agreement of the parties with regard to the matters addressed herein and supersedes and terminates as of the date hereof, all prior agreements, agreements or understandings, oral or written between the parties to this Agreement relating to such matters.

15.2Counterparts. This Agreement may be executed (whether manual, facsimile, PDF or other electronic signature) in any number of counterparts and all counterparts taken together shall constitute one and the same instrument.

15.3Electronic Signatures. The exchange of copies of this Agreement and of signature pages by pdf or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by pdf shall be deemed to be their original signatures for all purposes. By executing this Agreement, the Company hereby acknowledges and agrees, and directs the Custodian to acknowledge and agree and the Custodian does hereby acknowledge and agree, that execution of this Agreement, any Proper Instructions and any other notice, form or other document executed by the Company or the Custodian in connection with this Agreement, by electronic signature (including, without limitation, any .pdf file, .jpeg file or any other electronic or image file, or any other “electronic signature” as defined under E-SIGN or TUETA, including Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Custodian) shall be permitted hereunder notwithstanding anything to the contrary herein and such electronic signatures shall be legally binding as if such electronic signatures were handwritten signatures. Any electronically signed document delivered via email from a person purporting to be an Authorized Person shall be considered signed or executed by such Authorized Person on behalf of the Company. The Company also hereby acknowledges that the Custodian shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

16.	AMENDMENT; WAIVER

16.1Amendment. This Agreement may not be amended except by an express written instrument duly executed (whether manual, facsimile, PDF or other electronic signature) by each of the Company and the Custodian.

16.2Waiver. In no instance shall any delay or failure to act be deemed to be or effective as a waiver of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged.

17.	SUCCESSOR AND ASSIGNS

17.1Successors Bound. The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. Neither party shall be permitted to assign their rights under this Agreement without the written consent of the other party; provided, however, that the foregoing shall not limit the ability of the Custodian to delegate certain duties or services to or perform them through agents or attorneys appointed with due care as expressly provided in this Agreement.

17.2Merger and Consolidation. Any corporation or association into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation or association to which the Custodian transfers all or substantially all of its corporate trust business, shall be the successor of the Custodian hereunder and shall succeed to all of the rights, powers and duties of the Custodian, as applicable, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

18.	SEVERABILITY

The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.

19.	REQUEST FOR INSTRUCTIONS

If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may (but shall not be obliged to) request written instructions from the Company as to the course of action desired by it. If the Custodian does not receive such instructions within two (2) Business Days after it has requested them, the Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Custodian shall act in accordance with instructions received from the Company in response to such request after such two-Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

20.	OTHER BUSINESS

Nothing herein shall prevent the Custodian or any of its affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Company or any other Person. Nothing contained in this Agreement shall constitute the Company and/or the Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.

21.	REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.

PAGE INTENTIONALLY ENDS HERE. SIGNATURES APPEAR ON NEXT PAGE.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the date first written above.

STELLUS CAPITAL SBIC LP

By:
	Name:	W. Todd Huskinson
Title:

FROST BANK, as Custodian

By:
	Name:	Ralph Ruske
	Title:	Senior Vice President

SCHEDULE A

Any of the following persons (each acting singly) shall be an Authorized Person (as this list may subsequently be modified by the Company from time to time by written notice to the Custodian):

W. Todd Huskinson

Victoria H. Garcia

Vince Gwon